Exhibit 107
Calculation of Filing Fee Tables
Post-Effective Amendment No. 2 to Form S-1
(Form Type)
Aurora Innovation, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be paid
Fees previously paid	Equity	Class A Common Stock, par value $0.00001 per share(1)(2)	457 (c)	234,985,915 (2)	$9.94 (7)	$2,335,759,995.10	0.0000927	$216,524.95
	Equity	Class A Common Stock, par value $0.00001 per share(1)(3)	457 (c)	247,498,882 (3)	$9.94 (7)	$2,460,138,887.08	0.0000927	$228,054.88
	Equity	Class A Common Stock, par value $0.00001 per share(1)(4)	457 (c)	399,468,805 (4)	$9.94 (7)	$3,970,719,921.70	0.0000927	$368,085.74
	Equity	Warrants to purchase Class A Common Stock(1)(5)	457 (g)	8,900,000	$—	$—	—	$— (8)
	Equity	Class A Common Stock, par value $0.00001 per share(1)(5)	457 (g)	8,900,000	$9.94 (7)	$88,466,000.00	0.0000927	$8,200.80
	Equity	Class A Common Stock, par value $0.00001 per share(1)(6)	457 (c)	12,218,750	$9.94 (7)	$121,454,375.00	N/A 97)	$11,258.82
	Total Offering Amounts					$1,154,469,808.51		$832,125.19
	Total Fees Previously Paid							$816,794.93 (9)
	Total Fee Offsets							$15,330.26
	Net Fee Due							$0

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1.Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
2.Consists of (A) 234,560,193 shares of Class A Common Stock issuable by us upon conversion of Class B Common Stock held by certain of our stockholders (the “Non-Affiliate Conversion Stock”) and (B) an aggregate of 425,722 shares of the Registrant’s Class A Common Stock issuable upon the exercise of certain outstanding options to purchase Class A Common Stock held by individuals who terminated their employment with Aurora Innovation, Inc. prior to the closing of business combination among Reinvent Technology Partners Y, Aurora Innovation, Inc. and RTPY Merger Sub Inc. (the “Former Employee Options”), which are registered for issuance on this Registration Statement.
3.Consists of (A) 246,547,784 shares of Class A Common Stock issuable by us upon conversion of Class B Common Stock held by certain of our stockholders (the “Affiliate Conversion Stock”) and (B) 951,098 shares of Class A Common Stock issuable upon the exercise of certain outstanding options to purchase Class A Common Stock (the “Affiliate Options”) and vesting of certain restricted stock units for Class A Common Stock held by certain of our affiliates and their affiliated entities (the “Affiliate RSUs” and together with the Affiliate Options, the “Affiliate Equity Stock”), which are registered for issuance and resale on this Registration Statement.
4.Consists of an aggregate of 399,468,805 shares of the Registrant’s Class A Common Stock registered for resale on this Registration Statement, including (A) 4,029,344 shares of Class A Common Stock beneficially owned by certain of our affiliates (the “Affiliate Class A Stock”), (B) 6,883,086 shares of Class A Common Stock beneficially owned by Reinvent Sponsor Y LLC (the “Sponsor Stock”), (C) 100,000,000 shares of Class A Common Stock purchased at Closing by a number of subscribers pursuant to separate PIPE Subscription Agreements (the “PIPE Shares”), and (D) 288,556,375 shares of Class A Common Stock beneficially owned by certain stockholders who have been granted registration rights (the “Registration Rights Shares”). These shares are registered for resale on this Registration Statement.
5.Refers to (A) 8,900,000 warrants that were purchased by the Sponsor in connection with the RTPY IPO in a private placement (the “ Private Placement Warrants”) registered for resale on this Registration Statement and (B) 8,900,000 shares of the Registrant’s Class A Common Stock issuable upon exercise of the Private Placement Warrants registered for issuance and resale on this Registration Statement. Each Private Placement Warrant is exercisable for one share of the Registrant’s Class A Common Stock at a price of $11.50 per share, subject to adjustment.
6.Consists of 12,218,750 shares of the Registrant’s Class A Common Stock issuable upon exercise of public warrants that were issued to stockholders in connection with the RTPY IPO Private Placement Warrants, which are registered for issuance on this Registration Statement. Each Public Warrant is exercisable for one share of the Registrant’s Class A Common Stock at a price of $11.50 per share, subject to adjustment.
7.Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s Class A Common Stock quoted on the Nasdaq Capital Market on November 2, 2021.
8.Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the Warrants and the entire fee is allocated to the underlying Class A Common Stock.
9.A registration fee of $816,794.93 has previously been paid in connection with the initial filing of the Registration Statement, filed with the Securities and Exchange Commission on November 5, 2021.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fee Offset Claims	Reinvent Technology Partners Y	S-1	333-253075	02/12/2021		$15,330.26(1)	Equity	Shares issuable upon exercise of redeemable warrants included as part of the units	12,218,750	$140,515,625
Fee Offset Sources	Reinvent Technology Partners Y	S-1	333-253075		02/12/2021						$15,330.26
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(1)Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this Registration Statement by $15,330.26, which represents the portion of the registration fee paid with respect to securities that had previously been included in the Registrant’s registration statement on Form S-1, as amended (Registration Statement No. 333-253075), which was originally filed with the Securities and Exchange Commission on February 12, 2021 and was declared effective by the Securities and Exchange Commission on March 15, 2021. The Registrant has completed the offering that included the unsold securities.